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                                                                     EXHIBIT 3.2

                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                      UNITED DEVELOPMENT FUNDING III, L.P.

      The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

                                       I.

      The name of the limited partnership is United Development Funding III, L.P. (the "Partnership").

                                       II.

      The address of the current registered office in the State of Delaware is 615 South DuPont Highway, Dover, Kent County, Delaware 19901. The name of the current registered agent at such address is National Corporate Research, Ltd. The mailing address of the registered office of the Corporation is the same as its street address.

                                      III.

      The name and mailing address of the general partner of the Partnership is as follows:

            UMTH Land Development, L.P.
            5740 Prospect Avenue, Suite 2000
            Dallas, Texas 75206

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of United Development Funding III, L.P. as of this 13th day of June, 2005.

                                   GENERAL PARTNER:

                                   UMTH LAND DEVELOPMENT, L.P.

                                   By: UMT Services, Inc. its general partner

                                           By:   /s/ Hollis M. Greenlaw
                                               -------------------------------
                                           Name:  Hollis M. Greenlaw
                                           Title: President